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                                CREDIT AGREEMENT

                                     BETWEEN

                      AIRSHIP INTERNATIONAL LTD., Borrower

                                       AND

                       SENSTAR CAPITAL CORPORATION, Lender

                             Dated November 30, 1995











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                                CREDIT AGREEMENT

             THIS AGREEMENT, dated November 30, 1995, by and between Airship International LTD., a New York corporation (the "Borrower"), and Senstar Capital Corporation, a Delaware corporation (the "Lender").

                                WITNESSETH THAT:

             WHEREAS, the Borrower has requested that the Lender extend a term loan to the Borrower in an amount equal to $3,500,000; and

             WHEREAS, the Lender is willing to make such loan, subject to and upon the terms and conditions hereinafter set forth.

             NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements herein contained and intending to be legally bound hereby, covenant and agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

             1.01 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively,

             Agreement shall mean this Credit Agreement as the same may be supplemented or amended from time to time.

             Anheuser-Busch shall mean Anheuser-Busch Companies, Inc., a Delaware corporation.

             Aircraft Mortgage shall mean the Aircraft Mortgage in the form of Exhibit "A" hereto to be executed and delivered by Borrower in favor of Senstar and pursuant to which Lender shall receive a first priority lien on and security interest in the Skyship, as now or hereafter amended.

             Assignment of Contract shall mean the Assignment of Contract in the form of Exhibit "D" hereto to be executed and delivered by Borrower in favor of Senstar and pursuant to which Lender shall be granted a first priority security interest in the Bud I Contract.

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             Benefit Arrangement shall mean at any time an "employee benefit plan", within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to, by any member of the ERISA Group. Thus, a Benefit Arrangement includes, e.g., an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, a money purchase pension plan, a funded deferred profit sharing plan, and an employee stock ownership plan.

             Bud I Contract shall mean that certain Amended and Restated Airship Advertising Agreement, dated as of July 8, 1994, between Borrower and Anheuser-Busch as now or hereafter amended in accordance with the provisions of the Loan Documents.

             Business Day shall mean, as to notices to or matters affecting the Lender, a day other than a Saturday or Sunday or a public holiday under the laws of the Commonwealth of Pennsylvania or other day on which lending institutions are authorized or obligated to close in a municipality where the principal office of the Lender is situated.

             Capitalized Lease shall mean any lease under which the obligations of the lessee therein would, in accordance with generally accepted accounting principles, be included in determining total liabilities of the lessee as shown on the liability side of its balance sheet.

              Closing Date shall mean the date of this Agreement.

             COBRA Violation shall mean a failure by the Borrower to comply with group health plan continuation coverage requirements of Sections 601 et seq. of ERISA.

             Controlled Group shall mean (a) the controlled group of corporations as defined in Section 1563 of the Internal Revenue Code and (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code, in either case of which the Borrower is a part or may become a part.

             Environmental Condition shall mean any condition affecting any natural resource, including without limitation the air, soil, surface and groundwater which must be reported to a Governmental Authority or which must be remedied under any of the Environmental Laws.

             Environmental Laws shall mean all federal, state, local and foreign laws, rules and regulations pertaining to human health, the environment and worker safety.

             ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and the rules and regulations, as from time to time in effect, promulgated thereunder.

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             ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

             Event of Default shall mean any of the Events of Default described in Section 7.01 of the Agreement.

             Governmental Authority shall mean any federal, state, local or foreign government and any agency, commission or other entity thereof authorized to enforce any of the Environmental Laws.

             Guaranty shall mean the Agreement of Guaranty and Suretyship to be executed and delivered contemporaneously herewith by Trans Air in favor of Senstar in substantially the form of Exhibit "B" hereto.

             Indebtedness shall mean, as to any Person, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct, indirect or contingent, joint or several, including, but without limitation:

             (a) all indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

             (b) all indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (i) to purchase such indebtedness;
(ii) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, in any case primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (iii) to supply funds to or in any other manner invest in the debtor;

             (c) all indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

             (d) all indebtedness incurred as the lessee of real or personal property or services under any Capitalized Lease.

             Internal Revenue Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

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             Loan Documents shall mean the Agreement, the Term Note, the
Aircraft Mortgage, the Guaranty, the Assignment of Contract and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or in connection herewith.

             Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Lender, to the extent permitted, to enforce its legal remedies pursuant to this Agreement or any other Loan Document delivered thereunder.

             Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

             Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

             PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

             Person shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof.

             Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

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             Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

             Regulated Substances shall mean any substance the manufacture, storage, use, generation, treatment, disposal, transportation or other management of which is regulated by any of the Environmental Laws.

             Skyship shall mean that certain Skyship 500-HL Aircraft, Registration No. N501LP and all equipment described on Schedule 1.01 hereto and all replacements, substitutions, and alterations thereof and additions, attachments, accessories and accessions thereto, whether now owned or hereafter acquired.

             Term Loan shall mean the loan to be made by Senstar to Borrower pursuant to Section 2.01 hereof

             Term Note shall mean the promissory note of the Borrower referred to in Section 2.02 hereof and any amendment or allonge thereto and any replacement or substitution therefor.

             Trans Air means Trans Continental Airlines, Inc., a Florida corporation.

             Trans Leasing means Trans Continental Leasing, Inc., a New York corporation.

                                   ARTICLE II

                                    TERM LOAN

             2.01 Term Loan. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and provided no Event of Default exists or will exist with the mere passage of time, notice or both, the Lender will make a $3,500,000 term loan to the Borrower on Closing Date (the "Term Loan").

             2.02 Term Note. The Term Loan made by the Lender under Section 2.01 shall be evidenced by a term note in substantially the form attached hereto as Exhibit "C", with the blanks appropriately completed, delivered by the Borrower to the Lender on or before the Closing Date (the "Term Note"). The Term Note shall be payable in installments and shall bear interest from the date thereof on the unpaid balance, all as provided in the Term Note.











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                                   ARTICLE III

                            PAYMENTS AND PREPAYMENTS

             3.01 Payments and Prepayments. All payments of the principal of and interest on the Term Note shall be made to the Lender at its office designated therein in lawful money of the United States of America and in immediately available funds.

             The Borrower shall have the right, at its option, to prepay on any Business Day, the Term Note in whole or in part; provided, however, each prepayment shall be accompanied by a premium, based upon the amount of the prepayment, equal to 3% if prior to the first anniversary of the Closing Date, 2-1/4% if between the first and second anniversary of the Closing Date, 1-1/2% if between the second and third anniversary of the Closing Date, 1% if between the third and fourth anniversary, and 1/2% if subsequent to the fourth anniversary. Each partial prepayment with respect to the Term Note shall be applied to the unpaid installments of the principal amount thereof in the inverse order of their scheduled maturities. The Borrower shall give the Lender not less than three Business Days' prior written or telegraphic notice of each prepayment, specifying the principal amount of the Term Note to be prepaid and the prepayment date. Notice of prepayment having been given by the Borrower as aforesaid, the principal amount of the Term Note specified in such notice, together with interest accrued and unpaid thereon to the date of prepayment, shall become due and payable on such prepayment date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

             4.01 Representations and Warranties. The Borrower represents and warrants to the Lender that:

                    (a) Organization and Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New York; the Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts and contemplates conducting; and the Borrower is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction where the failure to be qualified and in good standing could have a Material Adverse Change.

                    (b) Power and Authority. The Borrower has the power to make and carry out the Loan Documents, to execute and deliver the Loan Documents, and to make the borrowings contemplated hereby and to perform its obligations under the Loan Documents and all such actions have been duly authorized by all necessary corporate proceedings.

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                    (c) Validity and Binding Effect. The Agreement has been duly and validly executed and delivered by the Borrower. The Agreement constitutes and the Term Note and any other Loan Documents when duly executed and delivered by the Borrower and any other parties hereto or thereto pursuant to the provisions hereof will constitute legal, valid and binding obligations of the Borrower enforceable in accordance with the respective terms of the Agreement, the Term Note and any such other Loan Documents, except to the extent that enforceability of the foregoing Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by laws or judicial decisions limiting the right of specific performance. No authorization, approval, exemption or consent by any governmental or public body or authority is required in connection with the authorization, execution, delivery and carrying out of the terms of the Loan Documents by the Borrower.

                    (d) No Conflict. Neither the execution and delivery of the Loan Documents nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof will conflict with or result in any breach of the terms and conditions of the articles of incorporation or bylaws of the Borrower or of any law or regulation or any order, writ, injunction or decree of any court or governmental instrumentality or of any agreement or instrument to which the Borrower is a party or by which the Borrower is bound or to which it is subject, will constitute a default thereunder or will result in the creation or enforcement of any lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower. All material contracts and agreements of the Borrower which require the consent of any party to the transactions contemplated herein are set forth on Schedule 4.01(d).

                    (e) Litigatio. Except as set forth on Schedule 4.01(e) hereto, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower or its officers, against it at law or equity before any court or before any federal, state, municipal or any governmental department, commission, board, agency or instrumentality whether or not covered by insurance which individually or in the aggregate may result in any materially adverse effect on the business, properties or assets or the condition, financial or otherwise, of the Borrower or in any impairment in the Borrower's ability to perform its obligations under the Agreement, the Term Note or any of the other Loan Documents. Neither the Borrower nor any of its officers has knowledge of any default with respect to any order, writ, injunction or any decree of any court or any federal, state, municipal or other governmental department, commission or bureau, agency or instrumentality which may result in any such materially adverse effect or impairment.

                    (f) Audited Financial Condition. The Borrower has heretofore delivered to the Lender copies of the balance sheet of the Borrower as of December 31, 1993 and

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the statements of income, retained earnings and changes in financial position of the Borrower for the fiscal year ended on such date, which have been certified by Grant Thornton, independent certified public accountants. Such financial statements (including the related notes) are correct and complete and fairly present the financial condition of the Borrower as of December 31, 1993 and the results of its operations for the fiscal year then ended and have been prepared in accordance with generally accepted accounting principles consistently applied by the Borrower; there were no material liabilities as of December 31, 1993, contingent or otherwise, of the Borrower not reflected in said balance sheet (including the related notes) as of said date.

                    (g) Title to Skyship. Contemporaneously herewith, the Borrower is acquiring and will, subsequent to the Closing Date, possess good and marketable title to the Skyship, free and clear of all liens, security interests, encumbrances and claims of others, except for the lien granted by Borrower to Lender pursuant to the Aircraft Mortgage.

                    (h) Tax Returns and Taxes. The Borrower has filed all federal, state and local tax returns and other reports it was required by law to file prior to the date hereof and which were material to the conduct its respective businesses, has paid or caused to be paid all taxes, assessments and other governmental charges that were due and payable prior to the date hereof, and has made adequate provision in its financial statements for the payment of such taxes, assessments and other charges accruing but not yet payable; the Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges which is not provided for on its books.

                    (i) Compliance with Laws. The Borrower has complied with all applicable laws such that it has not been subject to any fines, penalties, injunctive relief or similar criminal liabilities which in the aggregate have materially affected the business operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under the Agreement or the Term Note.

                    (j) Plans and Benefit Arrangements.

                          (i) The Borrower and each member of the ERISA Group
are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There have been no COBRA Violations by the Borrower which could result in any material liability to the Borrower. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability to the Borrower or any other member of the ERISA Group. The Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a

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Multiple Employer Plan or any law pertaining thereto. With respect to each Plan,
Multiemployer Plan, and Benefit Arrangement that is a defined contribution plan, the Borrower and each member of the ERISA Group (A) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, if applicable, or contractual obligations to contribute to such plans,
(B) have not incurred any liability to the PBGC and (C) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.


                          (ii) To the best of the Borrower's knowledge, each
Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                          (iii) Neither the Borrower nor any other member of the
ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                          (iv) No event requiring notice to the PBGC under
Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                          (v) The aggregate actuarial present value of all
benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                          (vi) Neither the Borrower nor any other member of the
ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                          (vii) To the extent that any Benefit Arrangement is
insured, the Borrower and all members of the ERISA Group have paid when due all premiums required to be paid for all periods through and including the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all members of the ERISA Group have made when due all contributions required to be paid for all periods through and including the Closing Date.



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                   (k)  Environmental Matters.

                          (i) The operations of the Borrower comply in all
material respects with all of the Environmental Laws;

                          (ii) To the best of Borrower's knowledge there have
been no Regulated Substances disposed of on any of the properties owned or leased by the Borrower;


                          (iii) To the best of Borrower's knowledge there are no
Environmental Conditions present on any of the properties owned or leased by the Borrower;

                          (iv) The Borrower has received no notice from a
Governmental Authority that it is, or is considered potentially, liable for any Environmental Conditions;

                          (v) To the best of Borrower's knowledge there are no
underground storage tanks, asbestos or equipment containing polychlorinated biphenyls on the property owned or leased by the Borrower other than those present and utilized in compliance with all of the Environmental Laws; and

                          (vi) The Borrower does not manufacture, store, use,
generate, treat, dispose or manage any Regulated Substances except in material compliance with all of the Environmental Laws.

                    (l) General Validity. No representation or warranty by the Borrower contained herein or in any other Loan Document contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

                    (m) Principal Place of Business. The address of the Borrower's chief executive office and principal place of business is set forth on Schedule 4.01(n) hereto; and Borrower does not have any other place of business or conduct its business under a trade, assumed or fictitious name.

                    (n) Storage Locations of Skyship. The base of operations for the Skyship is as set forth on Schedule 4.01(o) and will for the foreseeable future be in the Orlando, Florida area.

                    (o) Bud I Contract. The Bud I Contract (i) is in full force and effect, (ii) to the best of Borrower's knowledge, constitutes the legal, valid and binding obligation of Anheuser-Busch, enforceable in accordance with its terms, (iii) to the best of Borrower's

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knowledge, is not in default or subject to an event which with the passage of time or the giving of notice, or both, would constitute a default, (iv) has not been prepaid in any respect by Anheuser-Busch and (v) is not subject to any liens, security interests, or encumbrances other than in favor of Lender.

                    (p) Solvency. After giving effect to the transactions described herein and in the other Loan Documents, Borrower is not insolvent as such term is defined in any applicable state or federal statute including without limitation the Bankruptcy Reform Act of 1978, as amended. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it shall be unreasonably small capital, taking into consideration the obligations and liabilities to the Lender incurred pursuant hereto. Borrower does not intend to, nor believes that it will, incur debts beyond its ability to pay them as they mature. Borrower agrees that it is paying fair and reasonable consideration in connection with the acquisition by the Borrower of the Skyship.

                                    ARTICLE V

                              CONDITIONS OF LENDING

         The obligation of the Lender to make Term Loan hereunder is subject to the performance by the Borrower of its obligations to be performed hereunder at or prior to the making of the Term Loan and to the satisfaction of the following further conditions:

             5.01 At the time of the making of the Term Loan:

                   (a) The representations and warranties of the Borrower contained in Article IV hereof shall be true and accurate on and as of such date; no Event of Default and no condition, event or action which, with the giving of notice or the lapse of time or both, would constitute an Event of Default shall have occurred and be continuing or shall exist.

                   (b) The following corporate information shall be delivered by the Borrower, which shall be acceptable to Lender in its sole discretion:

                     (i) copies of the articles of incorporation of the Borrower certified by the Secretary of State of the State of New York as of a date reasonably near the Closing Date and accompanied by a certificate from an appropriate officer of Borrower stating that the copy is complete and that the articles of incorporation have not been amended, annulled, rescinded or revoked since the date of the certificate of the Secretary of State;

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                     (ii) a copy of the bylaws of Borrower in effect on the
Closing Date, accompanied by a certificate from an appropriate officer of Borrower stating that the copy is true and complete and that the bylaws have not been amended, annulled, rescinded or revoked since the date of the bylaws or the last amendment reflected in the copy, if any;

                     (iii) a copy of resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of the Loan Documents to which Borrower is a party and specifying the officer of Borrower authorized to execute the Loan Documents, accompanied by a certificate from an appropriate officer of Borrower stating that the resolutions are true and complete, were duly adopted at a properly called meeting at which a quorum was present and acting throughout, or were duly adopted by appropriate written action, and have not been amended, annulled, rescinded or revoked in any respect and remain in full force and effect on the date of the certificate;

                     (iv) an incumbency certificate containing the names, titles and genuine signatures of all duly elected officers of Borrower who are authorized to execute any of the Loan Documents or any other documents or instruments to be executed and delivered to the Lender in connection herewith, accompanied by a certificate from an appropriate officer of Borrower stating that the information is true and complete;

                (c) The following corporate information shall be delivered by Trans Air, which shall be acceptable to Lender in its sole discretion:

                     (i) copies of the articles of incorporation of Trans Air certified by the Secretary of State of the State of Florida as of a date reasonably near the Closing Date and accompanied by a certificate from an appropriate officer of Trans Air stating that the copy is complete and that the articles of incorporation have not been amended, annulled, rescinded or revoked since the date of the certificate of the Secretary of State;

                     (ii) a copy of the bylaws of Trans Air in effect on the Closing Date, accompanied by a certificate from an appropriate officer of Trans Air stating that the copy is true and complete and that the bylaws have not been amended, annulled, rescinded or revoked since the date of the bylaws or the last amendment reflected in the copy, if any;

                     (iii) a copy of resolutions of the Board of Directors of Trans Air authorizing the execution, delivery and performance of the Loan

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Documents to which Trans Air is a party and specifying the officer or officers
Trans Air authorized to execute the Guaranty, accompanied by a certificate from an appropriate officer of Trans Air stating that the resolutions are true and complete, were duly adopted at a properly called meeting at which a quorum was present and acting throughout, or were duly adopted by appropriate written action, and have not been amended, annulled, rescinded or revoked in any respect and remain in full force and effect on the date of the certificate;

                     (iv) an incumbency certificate containing the names, titles and genuine signatures of all duly elected officers of Trans Air who are authorized to execute any of the Loan Documents or any other documents or instruments to be executed and delivered to the Lender in connection herewith, accompanied by a certificate from an appropriate officer of Trans Air stating that the information is true and complete;

                (d) The Borrower shall have executed and delivered to Lender the Term Note, Assignment of Contract, Aircraft Mortgage and such financing statements and other documents and instruments as may be requested by Lender;

                (e) Trans Air shall execute and deliver the Guaranty to Lender;

                (f) Borrower shall have acquired title (satisfactory to Lender) to the Skyship from Trans Leasing pursuant to a bill of sale and/or purchase agreement in form and substance (including, purchase price) acceptable to Lender in its sole discretion;

                (g) Lender shall have received an opinion of Trans Air's independent public accountants in form and substance and related to such matters as Lender may request;

                (h) Borrower shall have delivered copies of insurance policies, confirming compliance with the insurance provisions required under this Agreement, accompanied by an endorsement naming Lender as additional insured and loss payee thereunder;

                (i) Lender shall have received satisfactory lien/judgment reports confirming that Lender will upon the making of the Term Loan and the filing of the financing statements, and Aircraft Mortgage have a first priority perfected security interest in and lien on the Skyship and the Bud I Contract;

                (j) The lease of the Skyship between Trans Leasing and the Borrower shall be terminated on terms and conditions acceptable to Lender;

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                (k) Anheuser-Busch shall have executed a Notice and
Acknowledgment of Assignment and Reassignment acceptable to the Lender;

                (1) There shall be delivered to the Lender a written opinion of Messrs. Baer Marks & Upham, counsel for the Borrower, dated as of the Closing Date and in form and substance satisfactory to Buchanan Ingersoll Professional Corporation, special counsel for the Lender.

                (m) There shall be delivered to the Lender a written opinion of Mr. William Pringle, Esquire, counsel for the Trans Air and Trans Leasing, dated as of the Closing Date and in form and substance satisfactory to Buchanan Ingersoll Professional Corporation, special counsel for the Lender.

                (n) All legal details and proceedings in connection with the transactions contemplated by the Agreement and all Loan Documents delivered to the Lender pursuant to this Section 5.01 shall be in form and substance reasonably satisfactory to the Lender and to Buchanan Ingersoll Professional Corporation, counsel for the Lender, and the Lender shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to Me Lender and said counsel, as the Lender or said counsel may reasonably request.

                                   ARTICLE VI

                                    COVENANTS

                6.01 Affirmative Covenants Other Than Reporting Requirements. The Borrower covenants that, until payment in full of the Term Note and interest thereon, it will, unless otherwise consented to in writing by the Lender:

                   (a) Preservation of Corporate Existence, etc. Maintain its corporate existence and its license or qualification and good standing in each jurisdiction in which the failure to qualify would have a Material Adverse Change and maintain and keep all its property in good repair, working order and condition, ordinary wear and tear alone excepted, and make or cause to be made all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto so that the efficiency and suitability for their use or intended uses within the business of all such properties shall at all times be properly preserved and maintained;

                   (b) Payment of Liabilities, Including Taxes, etc. Duly pay and discharge all Indebtedness to which it is subject or which is asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such Indebtedness, including taxes, assessments or charges, is being contested in good faith and by appropriate proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made, but only to the extent that failure to discharge any such Indebtedness would not result in any liability which would adversely affect to a material extent the financial condition of the Borrower;

                   (c) Maintenance of Insurance. Maintain insurance, at its own expense, with insurers and reinsurers of recognized reputation and responsibility satisfactory to Lender: (A) all-risk ground and flight aircraft hull insurance covering the Skyship; (B) all-risk coverage with respect to all engines, equipment and parts while removed from the aircraft; and (C) war risk and hijacking (including political/non-political hijacking and acts of terrorism). All such insurance shall be in full force and effect throughout any geographical areas at any time traversed by the Skyship, shall be payable in United States of America dollars and shall be in the amount of not less than the casualty value determined by Lender (which shall be $3,500,000 as of the Closing
Date) and with liability coverage of not less than $50,000,000. Any policies carried under this section: (1 ) shall be primary without right of contribution from any other insurance; (2) be subject to a deductible no greater than $500,000; (3) shall provide that if such insurance is canceled or materially changed for any reason whatsoever, or the same is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to Lender for thirty (30) days after receipt by Lender of written notice from such insurers of such cancellation or lapse or material change in policy terms and conditions; (4) shall provide that partial losses of less than $25,000 shall be adjusted by and payable to Borrower (so long as no Event of Default exists hereunder), but that in the event of a greater loss the entire insurance shall be adjusted by Borrower and Lender and payable to Lender alone;
(5) shall provide that in respect of the interest of Borrower in such policies, the insurance shall insure Borrower regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by Borrower or any other Person; (6) shall waive any rights of set off, counterclaim or deduction, whether by attachment or otherwise, and all rights of subrogation against Lender and its successors, assignors, agents, officers, employees and servants; (7) shall name Lender as additional insured and loss payee on all insurance policies maintained by Borrower with respect to the Skyship, including those policies generally described above; (8) shall provide that Lender shall have no liability for any premiums, commission or calls in connection with such insurance; and (9) to the extent of reinsurance, include a cut-through provision permitting Lender to file claims and to obtain payment directly form the reinsurers under the reinsurance policies;

                   (d) Visitation Rights. Permit any of the officers or authorized employees or representatives of the Lender to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Lender may reasonably request; provided, however, so long as no Event of Default exists or will exist with the mere passage of time, notice or both, all of the foregoing shall be on reasonable prior notice (i.e., no longer than seven (7) calendar days), during usual business hours and shall be conducted in a manner reasonably calculated to not materially interfere with Borrower's daily operations;

                   (e) Keeping of Records and Books of Account. Maintain and keep proper books of record and account in accordance with generally accepted accounting practices applied on a consistent basis and in which full, true and correct entries shall be made of all its dealings and business and financial affairs;

                   (f) Maintenance of Patents, Trademarks, etc. Maintain in full force and effect all patents, trademarks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would substantially interfere with the normal operations of the Borrower or adversely affect to a material extent the financial condition, business or operations of the Borrower;

                   (g) Plans and Benefit Arrangements. Comply, and cause each member of the ERISA Group to comply, with ERISA, the Internal Revenue Code and other applicable laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans;

                   (h) Environmental Indemnification. Indemnify and hold the Lender harmless from and against all liability, directly or indirectly arising out of any Environmental Condition on or associated with or emanating from any property of the Borrower or out of the use, generation, storage or disposal of Regulated Substances, including, without limitation, the cost of any required or necessary repair, clean-up or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer to the Lender of title or operation of the property, to the full extent that such action is attributable, directly or indirectly, to any such Environmental Condition or to the use, generation, storage or disposal of Hazardous Materials on any property of the Borrower. Notwithstanding the provisions of Section 8.09, this indemnification shall survive the full repayment of the Term Note;

                   (i) Compliance with Laws. Comply with all applicable laws in all respects provided that the Borrower shall not be deemed to be in violation of this subsection (i) of Section 8.01 hereof as the result of any failure to comply which would not result in fines, penalties, injunctive relief or other similar criminal liabilities which in the aggregate materially affect the business operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under the Agreement or the Term Note;


                   (j) Application of Proceeds. Apply a portion of the proceeds of the Term Loan to acquire the Skyship from Trans Continental Leasing and the remaining proceeds in connection with Borrower's business;

                   (k) Change of Base for Skyship. Prior to making any change of the Skyship's base of operations and in the event that the Skyship is to be temporarily based outside of Florida for more than thirty (30) consecutive days at any one particular location, notify Lender of the new base of operations or temporary base, as the case may be, and execute such additional financing statements and other documents and instruments as Lender may request to continue its perfected security interest in and lien on the Skyship;

                   (l) Guaranty. Cause Trans Air to unconditionally guarantee and become surety for all Indebtedness of Borrower to Lender pursuant to the Guaranty and comply with all terms and conditions of the Guaranty;

                   (m) Aircraft Mortgage. Grant Lender a first priority perfected lien on and security interest in the Skyship as security for all Indebtedness of Borrower to Lender pursuant to the Aircraft Mortgage and comply with all terms and conditions set forth therein; and

                   (n) Bud I Contract. Grant Lender a first priority perfected security interest in the Bud I Contract as security for all Indebtedness of Borrower to Lender pursuant to the Assignment of Contract and comply with all terms and conditions set forth therein.

            6.02 Negative Covenants. The Borrower covenants until payment in full of the Term Note and interest thereon, it will not, unless otherwise consented to in writing by the Lender:

                   (a) Liens on Skyship and Bud I Contract. Create, incur, assume or suffer to exist any mortgage, security interest, lien or encumbrance whatsoever on the Skyship or the Bud I Contract;

                   (b) Liquidation, Merger, etc. (i) Liquidate, merge or consolidate with or into any other Person or take any action in furtherance of any thereof; (ii) permit any other Person to consolidate with or merge into it, or (iii) sale, assign or dispose of substantially all of its assets in one or a series transactions; and

                   (c) Sale of Skyship or Bud I Contract. Sell, convey, assign or otherwise transfer or dispose of (i) Skyship or any portion thereof except for ordinary repairs and replacements of components of the Skyship or (ii) the Bud I Contract.

           6.03 Reporting Requirements. The Borrower covenants that, until payment in full of the Term Note and interest thereon, it will furnish to the
Lender:

                   (a) Quarter-Fiscal Year Financial Statements. Within 60 days after the close of each of the first three quarter-fiscal year periods of each fiscal year of the Borrower, unaudited statements of income, retained earnings and changes in financial position of the Borrower for such quarter-fiscal year period, and an unaudited balance sheet of the Borrower as of the close of such quarter-fiscal year period, all in reasonable detail and certified by the chief accounting officer of the Borrower, subject to year-end audit adjustments, as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the annual financial statements last furnished under Section 4.01(f) hereof or subsection (b) below.

                   (b) Annual Financial Statements. Within 120 days after the close of each fiscal year of the Borrower, statements of income, retained earnings and changes in financial position of the Borrower for such fiscal year and a balance sheet of the Borrower as of the close of such fiscal year, all in reasonable detail, such financial statements to be certified by independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Lender, whose certificate or opinion accompanying such financial statements shall not contain any material qualification or exception not satisfactory to the Lender.

                   (c) Shareholder Reports and SEC Filings. Promptly upon their filing or distribution (i) any reports distributed by the Borrower to its shareholders on a date no later than the date supplied to the shareholders, and
(ii) periodic reports filed by the Borrower with the Securities and Exchange Commission, including Borrower's 10Q and 10K filings.

                   (d) Notice of Default. As soon as possible and in any event within five days after the occurrence of each Event of Default (other than a payment default arising under Section 7.01(a)) or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, a certificate signed by its President, a Vice President or its chief financial officer and setting forth the details of such Event of Default and the action which the Borrower proposes to take with respect thereto.

                   (e) Notices of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental or administrative body or agency, domestic or foreign, of the type described in Section 4.01(e) hereof affecting the Borrower.

                   (f) Other Information. Such other information respecting the business, properties or condition of operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

                                   ARTICLE VII

                                     DEFAULT

            7.01 Events of Default. An Event of Default with respect to the Term Loan shall mean the occurrence of any one or more of the following described events:

                    (a) The Borrower shall fail to make any payment when under the Term Note, whether such payment be (i) the payment of any installment (other than the final installment) of principal and interest on the Term Note as specified therein; provided, however, the Borrower shall have the right, which may be exercised up to two (2) times each twelve (12) month period, to cure any failure to make a payment when due on the Term Note within five (5) calendar days of the due date prior to such failure constituting an Event of Default under this subparagraph (a)(i), or (ii) any payment due at the maturity of the Term Note as specified therein;

                    (b) The Borrower shall default in any payment of principal of or interest on any other Indebtedness for money borrowed beyond any period of grace provided with respect thereto or in the performance of any other agreement, or any term or condition contained in any agreement or instrument, under or by which any such Indebtedness is created, evidenced or secured, if the effect of such default is to cause, or permit the holder or holders of such Indebtedness or a trustee on behalf of such holder or holders to cause, such Indebtedness to become due prior to its stated maturity unless such default is waived by the holders thereof;

                    (c) Any representation or warranty made by the Borrower herein or by any party in any of the Loan Documents, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished;

                    (d) The Borrower shall default in the observance or performance of any covenant contained in Section 6.01(c) or Section 6.02 hereof;

                    (e) An "Event of Default" shall occur under any other Loan Document;

                    (f) Trans Air shall default in the observance or performance of any covenant contained in Section 9(i) of the Guaranty;

                    (g) The Borrower or, Trans Air or any other party thereto shall default in the observance or performance of any other covenant, condition or provision hereof or any other Loan Document delivered in connection herewith and such default shall continue unremedied for a period of thirty (30) calendar days after written notice thereof shall have been given to the Borrower or Trans Air, as the case may be;

                    (h) A default or event which, with the passage of time or giving of notice, or both, would constitute a default exists under the Bud I Contract or Anheuser-Busch shall cancel or terminate the Bud I Contract or assert that the Bud I Contract is not a legal, valid or binding obligation of Anheuser-Busch;

                    (i) Borrower or Trans Air shall have final judgments aggregating an excess of $100,000 or $250,000, respectively, rendered against it which shall remain outstanding and undischarged for thirty (30) calendar days or have rendered against it any levy, seizure, garnishment or attachment which has or may have a material adverse affect on Borrower's or Trans Air's financial condition;

                    (j) A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower, Trans Air or any other Person who shall have guaranteed the payment of the Term Note (the "Guarantor") in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower, Trans Air or any Guarantor or for any substantial part of its, his or her property, or for the winding-up or liquidation of its, his or her affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of 30 consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding;

                    (k) The Borrower, Trans Air or any Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower, Trans Air or any Guarantor or for any substantial part of its, his or her property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its, his or her debts as they become due, or shall take any action in furtherance of any of the foregoing.

           7.02 Consequences of Event of Default.

                   (a) If an Event of Default specified under subsections (a)(i) or (b) through (i) of Section 7.01 hereof shall occur, the Lender may by written notice to the Borrower declare the unpaid balance of the principal of the Term Note then outstanding and all interest accrued thereon and all other Indebtedness of the Borrower to the Lender to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                   (b) If an Event of Default specified under subsections
(a)(ii), (j) or (k) of Section 7.01 hereof shall occur, the unpaid principal balance of the Term Note then outstanding and all interest accrued thereon and all other Indebtedness of the Borrower to the Lender shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            8.01 No Implied Waiver; Cumulative Remedies; Writing Required. No delay or failure of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies (including, without limitation, the right of specific performance) which the Lender would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Lender of any breach or default under the Agreement, Term Note or any other Loan Documents or any such waiver of any provision or condition hereof or thereof must be in writing and shall be effective only to the extent in such writing specifically set forth. The Borrower acknowledges that with respect to this Agreement and its terms the Borrower is neither authorized nor entitled to rely on any representations, modifications or assurances in any form or as to any subject from any officer of the Lender unless and until such representation, modification or assurance is set forth in writing and signed by such officer of the Lender.

            8.02 Taxes. The Borrower agrees to pay or cause to be paid any and all stamp, document, transfer or recording taxes, and similar impositions payable or hereafter determined to be payable in connection with the Loan Documents, and agrees to save the Lender harmless from and against any and all present or future claims or liabilities with respect to, or resulting from, any delay in paying, or omission to pay, any such taxes or similar impositions.

            8.03 Holidays. Whenever any payment or action to be made or taken hereunder or under the Term Note shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next succeeding Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

            8.04 Notices. All notices and other communications given to or made upon any party hereto in connection with the Agreement, the Term Note, or any other Loan Documents shall, except as herein or therein otherwise expressly provided, be in writing and delivered by personal delivery, overnight courier, express mail or certified mail return receipt requested, telefaxed or telexed with confirmation in writing mailed first class, telefaxed, telegraphed or delivered, in all cases with charges prepaid, (i) if to the Borrower, at the address set forth below the signature of the Borrower or at such other single address as shall be designated in the latest written notice signed by the President of the Borrower and mailed or delivered in accordance with the provisions of this Section 8.04 with a copy to Baer Marks & Upham, 805 Third Avenue, New York, NY 10022, Attn: Samuel F. Ottensoser, Esquire, and (ii) if to the Lender, at the address set forth below its signature hereto or at such other address as shall be designated in the latest written notice given by such party in accordance with the provisions of this Section 8.04 with a copy to Buchanan Ingersoll Professional Corporation, 301 Grant Street, 20th Floor, One Oxford Centre, Pittsburgh, PA 15219, Attn: Donald E. Malecki, Esquire. All such properly given notices or other communications shall be effective when received.

            8.05 Reimbursement for Certain Expenses. The Borrower agrees to pay or cause to be paid and save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including legal fees and costs, incurred by the Lender (i) arising in connection with the development, preparation, execution and performance of the Agreement, the Term Note, any other Loan Documents and the related transactions, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, and
(iii) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting the Borrower) taken to protect, enforce, determine or assert any right or remedy under this Agreement, the Term Note or any of the other Loan Documents or any collateral securing the same. Any legal fees to which Lender shall be entitled pursuant to the immediately preceding sentence shall be offset to the extent of the amount of legal fees which the Lender shall collect pursuant to the "Confession of Judgment" clause included in the Term Note.

            8.06 Severability. The provisions of the Agreement are severable, and if any clause or provision of the Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such clause or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such clause or provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

            8.07 Governing Law. The Agreement, the Term Note and any other Loan Documents and the rights and obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania without giving effect to the principles of conflict of laws.

            8.08 Prior Understandings. The Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein.

            8.09 Survival. All representations, warranties, covenants and agreements of the Borrower contained in the Agreement, the Term Note or any other Loan Documents shall survive the execution and delivery hereof and thereof, the making of Term Loan hereunder and the issuance of the Term.

            8.10 Section Headings. The underlined section headings herein are for convenience of reference only and shall not in any way affect the interpretation or construction hereof or thereof.

            8.11 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Lender, the Borrower, and their respective successors and assigns, except that the Borrower may not assign or transfer its rights hereunder or any interest herein.

            8.12 Attorney-in-Fact. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any deed, conveyance, assignment or other instrument in writing as may be required to vest in Lender any right, title or power which by the terms hereof are expressed to be conveyed to or conferred upon Lender, including, without limitation, filings to be made at the Federal Aviation Administration, Uniform Commercial Code financing statements (including continuation statements), real property waivers, and documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 6.01(c) hereof, but only to the extent that the same relates to the Skyship.

            8.13 Jurisdiction. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in any state or Federal court of competent jurisdiction in the Commonwealth of Pennsylvania and each party submits to the jurisdiction of such court and agrees that a summons and compliant commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address designated pursuant hereto, or as otherwise provided under the laws of the Commonwealth of Pennsylvania.

            8.14 Counterparts. The Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto, by their officers hereunto duly authorized, have executed the Agreement as of the day and year first above written.

[CORPORATE SEAL]

WITNESS:                                      AIRSHIP INTERNATIONAL LTD.


  /s/ Alan Siegel                             NAME     /s/ LOUIS J. PEARLMAN
-----------------------------------                    -------------------------
                                              Title:   President
                                                       ------------------------
                                                    Address: 7380 Sand Lake Road
                                                             Suite 350
                                                             Orlando, FL 32819

WITNESS:                                   SENSTAR CAPITAL CORPORATION


  /s/ Illegible                            NAME    /s/ Illegible
-----------------------------------                -------------------------
                                           Title:  Credit Manager
                                                   ------------------------
                                                   Address: One Oxford Centre
                                                            Pittsburgh, PA 15219

   Aircraft Description: One (l) 1991 Airship Industries Series 500HL Skyship
        Registration Number N501LP, Manufacturer's Serial Number 1214-04


                           AIRSHIP INTERNATIONAL LTD.



                    Airship International Skyship Statistics

      Dimensions:

         Length                                  194 feet
         Height                                  67 feet
         Width                                   63 feet
         Volume                                 235,400 cubic feet

      Lifting Gas                               Helium (non-flammable)

  Maximum Passenger Capacity:                   Six, plus captain and co-pilot

  Perfortmance:

      Cruising Speed                            35 mph
      Maximum Speed                             62 mph
      Two Porsche 930 Engines                   225 hp each
      Cruising Altitude                         1,000 to 3,000 feet
      Maximum Altitude                          10,000 feet
      Range                                     300 miles

  Gondola Dimensions:

      Length                                    38.3 feet
      Width                                      8.4 feet
      Headroom                                   6.3 feet


  Envelope Fabric:             Polyurethane-coated Polyester Synthetic

NightSign'tm':


      Height of Sign                               29 feet
      Length of Sign                               118 feet
      Readability                                  1 mile
      Colors                                       Blue, Green, Red, Yellow



AIRSHIP INTERNATIONAL LTD.            7360 Sand Lake Road . Suite 200 . Orlando,
               Florida 32819, Telephone: (407) 351-0011 . Telefax (407) 345-0888



                       SCHEDULE 1.01 TO CREDIT AGREEMENT


                          N 501 LP AT 8276.7   HOURS    DATE     11/27/95

          COMPONENT NAME           S\N        POSITION     REMOVE    HRS RUN   REMAIN

1    ENGINE                      09D1033        PORT        8569.1      957.6   292.4
2    ENGINE                      09D1031        STRB        8632.8      893.9   356.1
3    PROP PITCH ACTVATOR             01R        PORT        8915.8      360.9   639.1
4    PROP PITCH ACTUATOR             176        STRB        9253.9       22.8   977.2
5    GENERATOR                 H098906.0        PORT        8940.2       86.5   663.5
6    GENERATOR                  A3088.12        STRB        8399.3      516.4   122.6
7    FUEL PUMP                       134       M\PORT       8493.3      583.4   216.6
8    FUEL PUMP                    RAV012       H\STRB       8900.2      176.5   623.5
9    FUEL PUMP                   ELRA402      AUX PORT      8560.3      516.4   283.6
10   FUEL PUMP                   ELRA543      AUX STRB      8560.3      516.4   283.6
11   PROPELLER                     V-173        PORT        9193.3      583.4   916.6
12   PROPELLER                     V-201        STRB        9193.3      583.4   916.6
13   G\BOX                       AAN0636        PORT        9193.3      583.4   916.6
14   G\BOX                       ABP7068        STRB        9193.3      583.4   916.6
15   VECT G\BOX                BAT0001/R        PORT        9078.5     1198.2   801.8
16   VECT G\BOX                   0029/R        STRB        9078.5     1198.2   801.8
17   VECT MOTOR                   101530        PORT        8296.9      979.8    20.2
18   VECT MOTOR                   103201        STRB        8382.8      893.9   106.1
19   LIQUID SPRING         JES/ACC/16/57                    8965.3      311.4   688.6
20   IGN BOX                        1032        PORT        8486.3      790.4   209.6
21   IGH BOX                        1060        STRB        8572.7      704.0     296
22   BAL FAN RELAY                   N\A        PORT    MAY 2,1997     5760.9     N\A
23   BAL FAN RELAY                              STRB    MAY 2,1997     576O.9     N\A
24   NOSE PROBE                      KA3                MAR 15, 97     1198.2     N\A
25   ENG FIRE EXTINGUISH         11974A1        PORT    JULY 24,00      311.4     N\A
26   ENG FIRE EXTINGUISH         09973A1        STRB    AUG 19, 96     6797.5     N\A
27   LIFEJACKETS                     N\A                NOV 12, 96       22.8     N\A
28   CABIN FIRE EXTINGUISH           N\A                MAR 20, 96      311.4     N\A
29   BATT CAP CHECK            G01530172                FEB 11, 96       22.8     N\A
30   SPARK PLUGS                                PORT        8421.1      105.6   144.4
31   SPARK PLUGS                     N\A        STRB        8421.1      105.6   144.4
32   RUD KEV CABLE                   N\A        PORT        9078.5     1198.2   801.8
33   RUD KEV CABLE                   N\A        STRB        9078.5     1198.2   601.8
34   ELEV KEV CABLE                  N\A        PORT        9078.5     1198.2   801.8
35   ELEV KEV CABLE                  N\A        STRB        9078.5     119B.2   801.8
36   VECT CONT RELAY                 N\A                    8882.8      893.9   606.1
37   NOSE CONE LACING                N\A                MAR 15, 99     1l98.2     N\A
38   NOSE BATT LACING                N\A                MAR 15, 99     1198.2     N\A
39   TAILFIN ROOT CORD               N\A                MAR 15, 99     1198.2     N\A
40   BRAC CABLE TENS CORD            N\A                MAR 15, 97     1198.2     N\A
41   EXTERN HE RIP CORD              N\A                SEPT 19,97      311.4     N\A
42   MAN LINE                     947010                SEPT 25,96      284.3     N\A
43   FIRE EXTING CARTRIGE            N\A                NOV  10,95     6797.5     N\A
44   CHECK B                         N\A                    8351.7        0.0      75
45   150 HR OCT OF PHASE             N\A                    8416.3       10.4   139.6
46   300 HR OUT OF PHASE             N\A                    8566.3       10.4   289.6
47   CHECK 1                         N\A               MAR  21, 96      311.4     N\A
48   CHECK 2                         N\A               MAR  15, 96     1198.2     N\A
49   CHECK 3                         N\A               MAR  15, 97     1198.2     N\A
50   CHECK 4                         N\A               MAR  15, 99     1198.2     N\A
51   BAL FAN; CLK HRS               1048      PORT            3824       80.0     670
52   BAL FAN; CLK HRS                992      STRB          3387.5      516.5   233.5


             Consents required with respect to the Credit Agreement


              None, assuming the contemporaneous termination of the existing lease between the Borrower and Trans Air, the purchase of the Skyship by the Borrower from Trans Air and the payout of obligations owed to Phoenixcor, Inc., as well as obtaining contemporaneously the consent of Anheuser-Busch to the assignment of the Bud I Contract.





                     SCHEDULE 4.01(d) TO CREDIT AGREEMENT

                       Litigations, Suits and Proceedings

                                      None












                      SCHEDULE 4.01(e) TO CREDIT AGREEMENT

        Borrower's Chief Executive Office and Principal Place of Business
                               7380 Sand Lake Road

                                    Suite 350
                             Orlando, Florida 32819






                      SCHEDULE 4.01(n) TO CREDIT AGREEMENT

                       Base of Operations for the Skyship:
               Executive or Kissimmee Airports in Orlando, Florida




                      SCHEDULE 4.01(o) TO CREDIT AGREEMENT